UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 21, 2017

Date of report (date of earliest event reported)

HAHA Generation Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-55708	32-0442871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4F, No. 132, Songshan Road, Xinyi District

Taipei City, 110, Taiwan (Republic of China)

(Address of principal executive offices and zip code)

011-886-227492597

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2017, Ms. Hsuan-Hsien Liao tendered her resignation as sole director and officer of HAHA Generation Corp. (the “Company”), effective immediately. Ms. Liao’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices.

On the same day, the Board of Directors of the Company accepted the resignation of Ms. Hsuan-Hsien Liao and appointed Ms. Fang-Ying Liao as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, effective immediately. We have not entered into any employment agreement with Ms. Fang-Ying Liao.

Business Experience

Ms. Fang-Ying Liao, age 26, has been the Director and Secretary of Poseidon Power Technology Corp. since January 2017. She has also been the Director and President at HAHA Generation Power Corp. since November 2016. Before that, she served as the Special Assistant at Shinin Silica Corp. from January 2013 to October 2015, F&B Senior Staff at W Hotel Taipei from July 2012 to December 2012, and Office Assistant at Shiny City Co., Ltd. from February 2011 to June 2012. Ms. Liao studied Hotel Management at Hotel Institute Montreux, Switzerland from February 2010 to January 2011. We believe her management experience and expertise will greatly contribute to the growth of the company.

Family Relationships

There are no family relationships between Ms. Fang-Ying Liao and any other employee or member of the board of directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Ms. Fang-Ying Liao reportable under Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 23, 2017	HAHA Generation Corp.

	By:	/s/ Fang-Ying Liao
	Name:	Fang-Ying Liao
	Title:	Chief Executive Officer

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